Exhibit 99.1

SENIOR SECURED PROMISSORY NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SUCH ACT.

THIS SENIOR SECURED PROMISSORY NOTE IS SUBJECT TO, AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH, A CERTAIN CONVERTIBLE NOTE PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE PURCHASERS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER.

No. 2	Date of Issuance
$5,000,000	May 22, 2014

FOR VALUE RECEIVED, KiOR Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of KFT TRUST, VINOD KHOSLA, TRUSTEE (the “Holder” or “Purchaser”), the principal sum of Five Million Dollars ($5,000,000) (the “Principal Amount”). This Note is one of a series of Notes issued pursuant to that certain Senior Secured Promissory Note and Warrant Purchase Agreement dated March 31, 2014 among the Company, the Holder and certain other purchasers (as amended from time to time, the “Purchase Agreement”) and is entitled to the benefits of and is subject to the terms contained in that Purchase Agreement, including without limitation the security of the Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement). Capitalized terms used but not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Definitions.

(a) “Applicable Interest Rate” means: eight percent (8%) per annum.

(b) “Maturity Date” means any date elected by the Required Purchasers after July 1, 2014, provided that the Required Purchasers provides the Company with at least 10 days advance written notice of such date, and provided further that if the Required Purchasers shall not have provided such notice prior to March 31, 2017, then the Maturity Date shall be April 2, 2017.

(c) “PIK Interest” means interest paid in kind by adding such interest then due to the unpaid Principal Amount.

2. Interest. The Principal Amount (which, for clarification, will include any PIK Interest) shall bear interest from the Closing Date at the Applicable Interest Rate based on a year consisting of 365 days, with interest computed daily based on the actual number of days elapsed.

2.1 Interest; Payments; PIK Interest. Company shall pay interest on the Principal Amount on the first day of each full calendar month, beginning on July 1, 2014, provided that interest may, at Company’s election, be paid as PIK Interest calculated at the Applicable Rate. The Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder

(including any PIK Interest), shall be due and payable on the Maturity Date. Company shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Payments to the Holder hereunder shall be made to the Holder at the account from time to time designated by the Holder by written notice to the Company.

2.2 Maximum Interest. Notwithstanding any provision in this Note, or any other Transaction Document, it is the parties’ intent not to contract for, charge or receive interest at a rate that is greater than the maximum rate permissible by law that a court of competent jurisdiction shall deem applicable hereto (which under the laws of the State of New York shall be deemed to be the laws relating to permissible rates of interest on commercial loans) (the “Maximum Rate”). If a court of competent jurisdiction shall finally determine that Company has actually paid to Lenders an amount of interest in excess of the amount that would have been payable if all of the Secured Obligations had at all times borne interest at the Maximum Rate, then such excess interest actually paid by Company shall be applied as follows: first, to the payment of principal outstanding on all Notes; second, after all principal is repaid, to the payment of the Holder’s accrued interest, costs, expenses, professional fees and any other Secured Obligations; and third, after all Secured Obligations are repaid, the excess (if any) shall be refunded to the Company.

3. Maturity. The Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) shall be due and payable by the Company on the Maturity Date.

4. Repayment on Change in Control. In the event that prior to the Maturity Date, the Company consummates a Change in Control, the Holder may, at the option of the Holder delivered in writing to the Company at least three (3) days prior to the Change in Control, require the Company to repay all or a portion of the Notes at a purchase price equal to the sum of (a) One Hundred and One percent (101%) of the Principal Amount (which, for clarification, will include any previously paid PIK Interest) and all accrued but unpaid interest hereunder (including any PIK Interest) (the “Adjusted Principal Amount”) and (b) the aggregate amount of Interest that would have been payable with respect to the Note had such Note not been repaid on such date, calculated from the date of such repayment as if the Principal Amount was the Adjusted Principal Amount, over the shorter of (i) a period of one year from the date of the consummation of the Change in Control and (ii) a period beginning on the date of the consummation of the Change in Control and ending on the Maturity Date.

5. Payment; Prepayment.

5.1 Payments. All payments shall be made in lawful money of the United States of America at the principal office of the Holder, or at such other place as the holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to costs of collection if any, second to accrued interest due and payable and any remainder applied to principal. Prepayment of principal, together with accrued interest, may not be made prior to the Maturity Date without the consent of the Required Purchasers.

5.2 Prepayment. The Holder acknowledges and agrees that the payment and/or prepayment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and/or prepayment and in all other respects to the other Notes issued pursuant to the Purchase Agreement or pursuant to the terms of such Notes. In the event the Holder receives payments and/or prepayments in excess of its pro rata share of the Company’s payments and/or prepayments to the holders of all of the Notes, then the Holder shall hold in trust all such excess payments and/or prepayments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other Holders upon demand by such Holders. This Note may be prepaid in whole or in part at the option of the Company.

6. Remedies. The acceleration of the obligations under this Note and the exercise of remedies under this Note shall be governed by the provisions of Article 9 of the Purchase Agreement. The Company waives presentment, demand, protest or (except as expressly provided in the Purchase Agreement or the other Transaction Documents) notice of any kind, all of which are hereby expressly waived. The Company will give prompt written notice to the Holder of the occurrence of any and all Events of Default.

7. Governing Law. This shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

8. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

9. Amendments and Waivers. The amendment or waiver of any term of this Note, the resolution of any controversy or claim arising out of or relating to this Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

10. Severability. If any provision of this Note is held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

11. Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. Any counterpart delivered electronically by .pdf transmission or by facsimile shall be binding to the same extent as an original counterpart with regard to any agreement subject to the terms hereof or any amendment thereto.

[Signature Page Follows]

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: May 22, 2014	KIOR INC.

	By:	/s/ Fred Cannon
Fred Cannon
Chief Executive Officer

SIGNATURE PAGE TO PROMISSORY NOTE

This Note may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: May 22, 2014	PURCHASER:

KFT TRUST, VINOD KHOSLA, TRUSTEE

	By:	/s/ Vinod Khosla
	Name:	Vinod Khosla
	Title:	Trustee

SIGNATURE PAGE TO PROMISSORY NOTE